SECURITIES AND EXCHANGE COMMISSION

W ASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2002

UBICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23239	34-1744587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Technology Drive

Suite 210

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(724) 746-6001

(Registrant’s telephone number, including area code)

This Amendment No. 1 to Form 8-K/A amends and supplements the Report on Form 8-K filed on November 14, 2002 to expand the disclosure in Item 4 of the Report as requested by the staff of the Securities and Exchange Commission.

Item 4.  Changes in Registrant’s Certifying Accountant

On November 12, 2002, UBICS, Inc. (“Registrant”) received a letter dated November 12, 2002 from BDO Seidman, LLP (“BDO”), the Registrant’s auditor of record, advising Registrant that the client-auditor relationship between Registrant and BDO had ceased.

Registrant had engaged BDO as Registrant’s principal accountants to audit Registrant’s financial statements on August 7, 2002, replacing Registrant’s prior auditors, Arthur Andersen LLP (“Anderson”). Anderson had served as the Registrant’s auditors from the time of its initial public offering in October 1997 until Anderson ceased its accounting and auditing operations in 2002. BDO did not provide any report on Registrant’s financial statements for either of the years ended December 31, 2000 or December 31, 2001.

From the date of BDO’s engagement through the date hereof, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreements in connection with BDO’s reports on Registrant’s financial statements for such period.

BDO has advised the Registrant that a matter has arisen that, in the opinion of BDO, constitutes a reportable event under Rule 304(a)(1)(v)(B) of Regulation S-K. Specifically, BDO had advised the Registrant that, as a result of the Registrant’s purchase of a Boeing 727 aircraft and subsequent lease to a related party, BDO was unwilling to be associated with the financial statements of the Registrant prepared by management. This was because, BDO stated, it was concerned that the transaction might be viewed as violating Section 402 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

As disclosed in the Registrant’s Form 8-K filed on November 5, 2002, on October 21, 2002, the Registrant, through its subsidiary, UBICS Holding Company (“UBICS Holding”), acquired a Boeing 727-100 aircraft from Davis Oil Company (“Davis”) pursuant to an Aircraft Purchase Agreement dated October 10, 2002 between UBICS Holding and Davis, as amended. Title to the aircraft was registered in the name of Wells Fargo Bank Northwest, National Association (“Wells”), as Trustee under a Trust Agreement dated October 21, 2002 between Wells and UBICS Holding, as trustor and sole beneficiary of such trust.

The aircraft is being leased on a “dry lease” basis for a five-year term to United Breweries Holdings, Ltd., a North Carolina corporation (“the “Lessee”), pursuant to the terms of an Aircraft Lease Agreement dated as of December 14, 2002 (the “Lease”) between Wells, as owner trustee, and the Lessee. During the term of the Lease, the Lessee will pay rent in the amount of $50,000 per month and will be responsible for payment of any and all expenses relating to the operation and maintenance of the aircraft. The Lease also provides that the Lessee will purchase the aircraft at any time upon 90 days’ written notice from the lessor for a purchase price of $4.0 million (the “Put Right”).

The purchase price for the aircraft was $3,350,000, paid in cash by UBICS Holding at the closing. Prior to leasing the aircraft to the Lessee, UBICS Holding caused the aircraft to be refurbished at a cost of $650,000. The Lessee paid approximately $500,000 for additional refurbishments to the aircraft.

The Lessee is a controlled affiliate of United Breweries (Holdings) Limited, an Indian company (the “Guarantor”), which entered into a Guaranty and Suretyship Agreement, absolutely and unconditionally guaranteeing all obligations of the Lessee under the Lease. Vijay Mallya, who is the Chairman and ultimate beneficial owner of 58% of the outstanding common stock of the Registrant, is also the Chairman and the beneficial owner of a substantial percentage of the stock of the Guarantor, which controls the Lessee.

The Registrant issued a press release on October 21, 2002 announcing the aircraft purchase and lessee transaction. On October 23, 2002, BDO first raised concerns with the Registrant that they viewed the lease to the Lessee and the related Put Right as tantamount to a loan and, because of Vijay Mallya’s relationship with the Guarantor, the lease of the aircraft to the Lessee might be viewed, in effect, as a prohibited personal loan to a director under Section 402 of Sarbanes-Oxley. Later that same day, the Registrant and its outside counsel discussed the matter with representatives of BDO and assured BDO that the aircraft lease transaction did not violate Section 402 of Sarbanes-Oxley because it was not a personal loan to a director of UBICS. Rather, they stated, it was a business lease with a company which is affiliated with a director, which was entered into by the Registrant for a valid business purpose, and not for the purpose of conferring a personal benefit upon a director. Despite those assurances, BDO remained concerned and, on October 24, 2002, informed the Registrant that unless the transaction was reversed in a reasonable time frame and a public announcement made to that effect, BDO would no longer continue as the Registrant’s independent public accountants.

Representatives of the Registrant and BDO discussed this matter further during conference calls held on October 25 and October 28, 2002. During the call on October 28, BDO’s representatives reiterated their concerns regarding the transaction and informed the Registrant that the lease might be considered a capital lease resulting in a receivable from the Lessee being recorded in the financial statements of the Registrant. The Registrant’s representatives continued to state their belief that the transaction was not prohibited under Sarbanes-Oxley. BDO offered that they would be willing to continue as the Registrant’s auditors so long as the Registrant announced, prior to the filing of its third quarter Form 10-Q, that it was unwinding the lease transaction by either leasing the aircraft to an unrelated third party or selling the aircraft, and then completing the transaction by the time the Registrant’s 2002 Form 10-K was completed and filed. The Registrant’s representatives told BDO that they would take the matter to the Registrant’s Audit Committee and Board of Directors.

BDO informed the Registrant’s Audit Committee on October 31, 2002, and subsequently the Registrant’s full Board of Directors during its meeting on November 7, 2002, of its concerns regarding the aircraft lease transaction and the conditions under which it would continue as the Registrant’s auditors. On November 7, 2002, the Audit Committee and the full Board of Directors of the Registrant (with Vijay Mallya abstaining), determined that it was in the best interests of the Registrant to retain BDO as the Registrant’s auditor of record. Therefore, even though the Registrant had been advised by its outside counsel that the aircraft lease transaction did not violate Section 402 of Sarbanes-Oxley, the Audit Committee and the Board

instructed management to advise BDO that the Registrant was willing to unwind the aircraft lease transaction by exercising its Put Right to require the Lessee to purchase the aircraft for $4 million.

The Registrant informed BDO of this decision on November 8, 2002. On November 11, 2002 BDO informed the Registrant that a sale of the aircraft to the Lessee pursuant to an exercise of its Put Right would not alleviate BDO’s concerns about the transaction’s compliance with Section 402 of Sarbanes-Oxley. BDO further stated that unless the Registrant sold the aircraft to an unrelated third party or sold the aircraft to the Lessee more promptly than within the 90 days provided in the Put Right, it would resign as the Registrant’s auditors of record. Representatives of the Registrant and BDO had several telephonic discussions regarding the matter on November 12, 2002, during which the parties discussed how long BDO might allow the Registrant to find a third-party buyer of the aircraft and alternatively how quickly the Registrant would be required to sell the aircraft to the Lessee. Later that day, BDO sent the Registrant its resignation letter.

Registrant provided BDO with a copy of this amended disclosure and requested that BDO furnish Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. In response to Registrant’s request, BDO has delivered a letter to the Securities and Exchange Commission, dated February 7, 2003, a copy of which is filed as Exhibit 16.1 to this Form 8-K/A.

As disclosed in its Report on Form 8-K filed on December 12, 2002, the Registrant engaged Goff, Backa, Alfera & Company, LLC as the Registrant’s accountants to audit Registrant’s financial statements, effective December 6, 2002.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibit is being filed as part of this Amendment No. 1 to Current Report on Form 8-K/A.

Exhibit 16.1 – Letter from BDO Seidman, LLP to the Securities and Exchange Commission dated February 7, 2003.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBICS, INC.

Date: February 7, 2003	By:	/s/ ROBERT C. HARBAGE
Robert C. Harbage President and Chief Executive Officer